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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):        MAY 25, 2001
                                                   -----------------------------

                                OPEN MARKET, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

              0-28436                                04-3214536
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     (Commission File Number)               (IRS Employer Identification No.)


One Wayside Road, Burlington, Massachusetts                     01803
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(Address of Principal Executive Offices)                      (Zip Code)

                                 (781) 359-3000
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               Registrant's Telephone Number, Including Area Code

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS

         EQUITY LINE

         On May 25, 2001, Open Market, Inc. (the "Company") entered into an agreement with an institutional investor to provide the Company with up to $40,000,000 in private equity funding (the "Equity Line"). Under the Equity Line, the Company will have the right, but not the obligation, to raise up to $40,000,000 through the issuance and sale of its common stock to the investor pursuant to a series of draw downs over a period of 24 months. The draw downs are subject to the satisfaction of a number of conditions, including the filing and effectiveness of a registration statement with the Securities and Exchange Commission covering the resale of the shares purchased under the Equity Line. Pricing for the shares issuable under the Equity Line is based on the weighted average price of the Company's common stock over a certain period of time. The Company will use the funds received from sales of the common stock under the Equity Line for working capital and other general corporate purposes. In no event shall the Company request a draw down which would result in the issuance of an aggregate number of shares of common stock pursuant to the Equity Line which exceeds 19.9% of the number of shares of the Company's common stock outstanding on May 25, 2001 without obtaining stockholder approval of such excess issuance.

         In connection with the Equity Line, the Company issued to the institutional investor a warrant to purchase up to 350,000 shares of its common stock at an exercise price of $1.91 per share, subject to certain adjustments. The warrant is exercisable for a period of five years. Immediately prior to the entering into of the Equity Line transaction, the institutional investor did not own any of the Company's outstanding common stock.

         AMENDMENT TO RIGHTS AGREEMENT

         In connection with the Equity Line, on May 17, 2001, the Board of Directors of the Company approved an amendment (the "Amendment") to the Rights Agreement, dated January 26, 1998, as amended on February 17, 1999 and March 20, 2001 (the "Rights Agreement"), between the Company and Fleet National Bank (formerly known as BankBoston N.A.), as Rights Agent (the "Rights Agent"). The description and terms of the Amendment are set forth in Amendment No. 3, dated as of May 25, 2001, to the Rights Agreement between the Company and the Rights Agent, attached hereto as Exhibit 4.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      EXHIBITS

EXHIBIT NO.                     DESCRIPTION

4.1 Amendment No. 3, dated as of May 25, 2001, to the Rights Agreement, dated as of January 26, 1998, as amended on February 17, 1999 and March 20, 2001, between the Company and Fleet National Bank (formerly known as BankBoston, N.A.), as Rights Agent.


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99.1 Common Stock Purchase Agreement, dated as of May 25, 2001, by and between the Company and Theddingworth International Limited.

99.2 Registration Rights Agreement, dated as of May 25, 2001, by and between the Company and Theddingworth International Limited.

99.3 Stock Purchase Warrant, dated as of May 25, 2001, issued by the Company to Theddingworth International Limited.

99.4 Escrow Agreement, dated as of May 25, 2001, by and among the Company, Theddingworth International Limited and Epstein Becker & Green, P.C.

99.5 Press Release of the Company, dated May 29, 2001.









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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2001                          OPEN MARKET, INC.


                                            By:  /s/ EDWARD DURKIN
                                               ---------------------------------
                                                     Edward Durkin
                                                     Chief Financial Officer






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